Exhibit 10.6
ASSERTIO HOLDINGS, INC.
NOTICE OF RESTRICTED STOCK UNIT GRANT AND
AWARD AGREEMENT
(Inducement Award)

This Award (as defined below) is an inducement material to the Participant’s entry into employment within the meaning of Nasdaq Listing Rule 5635(c)(4). This Award is granted outside of the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended (the “Plan”), however, the Award will be subject to terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Award were granted under the Plan, and the terms and conditions of the Plan applicable to an award of restricted stock units granted under the Plan are incorporated herein by this reference. As such, unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Notice of Restricted Stock Unit Grant and Award Agreement (the “Award Agreement”).

[Awardee Name Address]

NOTICE OF GRANT
We are very pleased to notify you that, in connection with the commencement of your employment with Assertio Holdings, Inc. (the “Company”), you have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number: [________]
Date of Grant: [________]
Vesting Commencement Date: [________]
Number of Restricted Stock Units: [________]
Vesting Schedule: [________]

The Restricted Stock Unit and Awardee’s right to acquire any shares of Common Stock (“Shares”) hereunder will immediately terminate upon Termination (as defined below) of Awardee.

By Awardee’s acceptance of this Award, Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan applicable to this Award and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Awardee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan applicable to this Award and this Award Agreement. Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan or this Award Agreement. Awardee further agrees to notify the Company upon any change in the residence address indicated above.

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.    Grant. The Company hereby grants to the individual named in the Notice of Grant section of this Award Agreement (the “Awardee”) an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement. This Award is an inducement material to the Participant’s entry into employment within the meaning of Nasdaq Listing Rule 5635(c)(4). This Award is granted outside of the Plan, however, the Award will be subject to terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Award were granted under the Plan, and the terms and conditions of the Plan applicable to an award of restricted stock units granted under the Plan are incorporated herein by this reference. A copy of the Plan is available at www.etrade.com, and is available on request from the Company’s Human Resources Department. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
2.    Company’s Obligation to Pay. Subject to deferral under Section 5, each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Award will have vested in the manner set forth in Section 4, Awardee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, the Award will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Section 4 will be paid to Awardee (or in the event of Awardee’s death, to his or her estate) in whole Shares, subject to Awardee satisfying any applicable tax withholding obligations. Subject to the provisions of Section 5 and Section 6, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2-1/2) months from the end of the Company’s tax year that includes the vesting date. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, settle all or a portion of the vested Restricted Stock Units in cash based on the Fair Market Value of a Share on the vesting date.
3.    Dividend Equivalents. Dividend equivalents payable on the Award, if any, will be accrued on behalf of the Awardee at the time that cash dividends are otherwise paid to owners of Shares. Interest will be credited on accrued dividend equivalent balances and will vest and will be paid to the Awardee with the distribution of the shares following the vesting date pursuant to Section 2.
4.    Vesting Schedule. Except as provided in Section 5, and subject to Section 6, the Award will vest in accordance with the vesting provisions set forth in the Notice of Grant section of this Award Agreement. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Awardee in accordance with any of the provisions of this Award Agreement if Awardee has been Terminated prior to the date such vesting occurs.
5.    Committee Discretion. Notwithstanding anything in this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Awardee’s Termination (provided that such Termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Awardee is a “specified employee” within the meaning of Section 409A at the time of such Termination and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Awardee on or within the six (6) month period following Awardee’s Termination, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Awardee’s Termination, unless the Awardee dies following his or her Termination, in which case, the Restricted Stock Units will be paid in Shares to the Awardee’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with or be exempt from the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

6.    Election to Defer Distribution. If the distribution is subject to U.S. tax law, an eligible Awardee may be allowed to elect to defer the distribution of some or all of the Shares earned under the Award. Such election shall be in accordance with rules established by the Committee and in general must be received in writing by the Company no later than the date specified by the Committee in connection with the establishment of procedures for deferral. The deferral, if elected, will result in the transfer of the Restricted Stock Units into the Company’s deferred compensation plan in effect, and applicable to the Awardee at the time the Restricted Stock Units would have otherwise been distributed. The applicable Company deferred compensation plan rules will govern the administration of this Award beginning on the date the Restricted Stock Units are credited to the applicable deferred compensation plan.
7.    Forfeiture upon Termination. Notwithstanding any contrary provision of this Award Agreement, the portion of the Award that has not vested as of the time of Awardee’s Termination for any or no reason and Awardee’s right to acquire any Shares hereunder will immediately terminate. For purposes of this Award Agreement, “Termination” means that the Awardee has ceased to be, with or without any cause or for any reason, an Employee, Director or Consultant. However, unless so determined by the Committee, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an affiliate to cease being an affiliate shall be treated as the “Termination” of that affiliate’s Employees, Directors and Consultants.
8.    Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Awardee, unless and until satisfactory arrangements (as determined by the Committee) will have been made by Awardee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Awardee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Awardee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Awardee; provided, however, that such reduction shall be the sole method of satisfying tax withholding obligations for any Awardee who is subject to Section 16 of the Exchange Act. If Awardee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest, Awardee will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
9.    Rights as Shareholder. Neither Awardee nor any person claiming under or through Awardee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Awardee. After such issuance, recordation and delivery, Awardee will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.    No Guarantee of Continued Service. AWARDEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING AWARDEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY

WITH AWARDEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING AWARDEE) TO TERMINATE AWARDEE’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.    Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Awardee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
13.    Plan Governs. This Award Agreement is subject to terms and provisions substantially identical to the terms and provisions of the Plan applicable to similar awards granted under the Plan.
14.    Committee Authority. The Committee will have the power to interpret the Plan (as applicable to this Award) and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan to this Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Awardee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means or request Awardee’s consent to participate in this Award by electronic means. Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in this Award through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
17.    Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
18.    Modifications to the Agreement. Awardee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan as applied to this Award can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Awardee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
19.    Acknowledgment. By accepting this Award, Awardee expressly warrants that he or she has received, read and understood a description of the Plan as applied to this Award.

ASSERTIO HOLDINGS, INC.
NOTICE OF GRANT OF STOCK OPTION AWARD
(Inducement Award)
This Option (as defined below) is an inducement material to the Participant’s entry into employment within the meaning of Nasdaq Listing Rule 5635(c)(4). The Option described herein is granted outside of the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended (the “Plan”), however, the Option will be subject to terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Option were granted under the Plan, and the terms and conditions of the Plan applicable to a stock option granted under the Plan are incorporated herein by this reference. As such, unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Notice of Grant of Stock Option Award (the “Award Agreement”).

Participant:	[________]
Address:	[________]

RE:         Grant of Stock Option
Section A

Grant Number:	[________]
Grant Date:	___________, 20__
Type of Grant	[________]
Option Shares:	[________]
Purchase Price Per Share:	[________]
Vesting Base Date:	___________, 20__
Expiration Date:	___________, 20__

Section B

Shares Vested	Vesting Date
[________]	___________, 20__
[________]	___________, 20__
[________]	___________, 20__
[Note to Draft: Add additional rows to the table above if more than three vesting dates.]

Dear [Name]:
I am pleased to confirm that Assertio Holdings, Inc. (the “Company”) has granted you an option to purchase shares of our common stock (the “Option”) under this Award Agreement.
General Terms
The basic terms of your Option grant are identified in the information block at the top of this Award Agreement, but other important terms and conditions are described in the Plan, this Award Agreement and the Inducement Plan Prospectus.
Your Option is an inducement material to the Participant’s entry into employment within the meaning of Nasdaq Listing Rule 5635(c)(4). Your Option is granted outside of the Plan, however, the Option will be subject to terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Option were granted under the Plan, and the terms and conditions of the Plan applicable to a stock option award granted under the Plan are incorporated herein by this reference. You acknowledge and agree that you have reviewed this Award Agreement, the Plan and the Inducement Plan Prospectus in their entirety.  You further agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to your Option, this Award Agreement, the Plan or the Inducement Plan Prospectus. A copy of the Plan and the Inducement Plan Prospectus is available at www.etrade.com, and is available on request from the Company’s Human Resources Department. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
Vesting, Purchase and Payment
Subject to the Plan, this Award Agreement and your continued employment or service to the Company, your Option Shares (as defined in Section A) vest (and this Option becomes exercisable) as set forth in Section B, the above Vest Type schedule, so that the Option Shares will become vested and purchasable on the Fully Vested Date(s), as shown above.
Vesting in Section B on the first line of the above detailed option starts from the Vesting Base Date in Section A.  However, if this option has more than one line of vesting shares, then each additional line will start vesting from the Fully Vested Date on the line directly above it.  These additional lines of vesting shares do not start vesting from the Vesting Base Date in Section A.
If you decide to purchase shares under this Option, you will be required either to submit your exercise electronically at www.etrade.com or submit a completed exercise agreement on a form approved by the Company, together with payment for the shares and any tax withholding obligations due in connection therewith.  You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment listed in Section 11 of the Plan and permitted by the Committee at the time you wish to exercise.  Shares available under this Option must be purchased, if at all, no later than the Expiration Date in Section B.
Termination of Employment
The following provisions apply in the event of your Termination (as defined below):
(a)In General. Except otherwise provided below, after your Termination your Option Shares shall be exercisable to the extent (but only to the extent) they are vested on the date of your Termination and only during the 90-day period after your Termination, but in no event after the Expiration

Date. To the extent you do not exercise your Option Shares within the time specified for exercise, your Option Shares shall automatically terminate.

(b)Death or Disability. In the case of Termination due to your death, your Option Shares may be exercised as described in the Inducement Plan Prospectus.  In the case of Termination due to disability, if a guardian or conservator has been appointed to act for you and has been granted this authority as part of that appointment, that guardian or conservator may exercise the Option Shares on your behalf. To the extent Option Shares are not so exercised within the time specified for their exercise, the Option Shares shall automatically terminate.

(c)Divestiture. If your Termination is due to a Divestiture (as defined below), the Board may take any one or more of the actions described in Section 15(c) of the Plan with respect to your Option Shares.

(d)Termination for Cause. If your Termination is due to Cause, all of your Option Shares shall automatically terminate and cease to be exercisable at the time of your Termination. “Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense whether or not employment-related), in each case as determined by the Committee. Cause shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by you regarding any of the matters referred to in the previous sentence. Accordingly, the Committee shall be entitled to determine Cause based on the Committee’s good faith belief. If you are criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

Certain Tax Consequences
This Option is not an Incentive Stock Option (as defined in Section 3 of the Plan).
Definitions
For purposes of this Award Agreement, if the Company or an affiliate sells or otherwise transfers equity securities of an affiliate to a person or entity other than the Company or an affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture.”  “Termination” means that you have ceased to be, with or without any cause or for any reason, an Employee, Director or Consultant.  However, unless so determined by the Committee, Termination shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an affiliate to cease being an affiliate shall be treated as the Termination of that affiliate’s Employees, Directors and Consultants.
Rights as Shareholder
Neither you nor any person claiming under or through you will have any of the rights or privileges of a shareholder of the Company in respect of any Option Shares unless and until certificates representing such Option Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you. After such issuance, recordation and delivery, you will have all the rights of a shareholder of the Company with respect to voting such Option Shares and receipt of dividends and distributions on such Option Shares.
No Guarantee of Continued Service
YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE,

DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING YOU) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING OPTION SHARES HEREUNDER. YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING YOU) TO TERMINATE YOUR RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.
Additional Conditions to Issuance of Shares
If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Option Shares to you (or your estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Option Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Option Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.